Exhibit 23.4

CONSENT OF INDEPENDENT EXPERTS

Marshall Miller & Associates, Inc. hereby consents to the incorporation by reference into this Registration Statement on

Form S-3 of TECO Energy, Inc. (the “Company”) of the information contained in our audit report, dated as of January 27, 2012, regarding the coal reserves of the Company’s subsidiaries, the results of which audit are reflected in the Company’s Annual Report on Form 10-K.

Marshall Miller & Associates, Inc.

/s/ K. Scott Keim
K. Scott Keim
President

February 23, 2012

Marshall Miller Consent for Registration Statement on Form S-3